Exhibit 1.1

ARC GROUP SECURITIES ACQUISITION II

UNDERWRITING AGREEMENT

New York, New York
[●], 2026

ARC Group Securities LLC

398 S Mill Avenue, Suite 306

Tempe, AZ 85281

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

ARC Group Securities Acquisition II, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with ARC Group Securities LLC (hereinafter referred to as “you” (including its correlatives) acting as representative (the “Representative”) of the several underwriters named on Schedule A hereto (the “Underwriters” or, each underwriter individually, an “Underwriter”), as follows:

Article I

Purchase and Sale of Securities.

Section 1.1 Units.

1.1.1 Purchase of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, an aggregate of 10,000,000 units of the Company (the “Firm Units”) at a purchase price (net of discounts and commissions) of $10.00 per Firm Unit (the “Firm Unit Public Offer Price”), it being understood that the Firm Unit Public Offer Price is not in excess of the price recommended by the QIU (as defined below). Each Firm Unit consists of one Class A ordinary share, par value US$0.0001 per share, of the Company (individually, a “Class A Ordinary Share” or “Public Share” and collectively, the “Class A Ordinary Shares” or “Public Shares,” and such Class A Ordinary Shares together with Class B ordinary shares, par value US$0.0001 per share, of the Company, “Class B Ordinary Shares”, collectively, the “Ordinary Shares”), one redeemable warrant (each, a “Public Warrant” and collectively, the “Public Warrants”) entitling the holder to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment as provided for in the Warrant Agreement (as defined in Section 2.24.8 below) and one right (each, a “Public Right” and collectively, the “Public Rights”), with each Public Right entitling the holder to receive one-quarter (1/4) of one Class A Ordinary Share upon the consummation by the Company of the initial Business Combination (as defined below). Each Firm Unit consists of one Public Share, one Public Warrant and one Public Right. The Public Shares, Public Warrants and Public Rights included in the Firm Units will not be separately tradable until 52 days after the date hereof unless the Representative informs the Company of its decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering (defined below) and the completion of the Private Placement (defined in Section 1.5.2) and issuing a press release announcing when such separate trading will begin. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A. The Underwriters shall offer the Firm Units to the public (the “Offering”) at the offering price of $10.00 per Firm Unit (the “Public Offer Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.05 per Firm Unit under the Public Offer Price (the “Selling Concession”).

1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the first (1st) Business Day (as defined below) following the commencement of trading of the Firm Units at the offices of the Representative, or at such earlier time and/or such other place as agreed upon by the Representative and the Company. The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date through the facilities of The Depository Trust Company (“DTC”) by wire transfer in Federal (same day) funds. On the Closing Date, an aggregate of $100,000,000 of the net proceeds from the sale of the Firm Units and Private Placement Units (as defined below) shall be deposited into the trust account (the “Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1 below) and pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Odyssey Transfer and Trust Company (“Odyssey”), substantially in the form annexed as an exhibit to the Registration Statement. The remaining proceeds (less actual expenses and fees payable pursuant to this Agreement) shall be paid to the order of the Company on the Closing Date upon delivery of certificates representing the Firm Units (in form and substance reasonably satisfactory to the Representative) or through the facilities of DTC for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) Business Day prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units. As used herein, the term “Business Day” means any day other than a Saturday, Sunday, or any day on which national banks in New York, New York are not open for business, and the term “Public Shareholders” means the holders of the Class A Ordinary Shares sold in the Offering or acquired in the aftermarket, including any of the Respondents (as defined in Section 2.14 below) to the extent they acquire such Class A Ordinary Shares in the Offering or in the aftermarket (and solely with respect to such shares).

1.1.3 Deferred Underwriting Fee. The Representative agrees that $0.15 per Firm Unit sold in the Offering, or 1.50% of the gross proceeds of the Offering, or $1,500,000 in the aggregate (or up to $1,725,000 in the aggregate if the Over-allotment Option is exercised in full) (collectively, the “Deferred Underwriting Fee”), will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for their own accounts upon the consummation of an initial Business Combination, but such $0.15 per Firm Unit shall be due solely on amounts remaining in the Trust Account following all properly submitted shareholder redemptions in connection with the consummation of an initial Business Combination. The Trust Agreement shall provide that the trustee is required to obtain a joint written instruction signed by both the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including the payment of the Deferred Underwriting Fee from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of an initial Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative. In the event that the Company is unable to consummate the initial Business Combination, Odyssey, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative, on behalf of itself and the Underwriters, agrees that: (i) the Underwriters shall forfeit any rights or claims to the Deferred Underwriting Fee, including any accrued interest thereon; and (ii) the Deferred Underwriting Fee, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the Public Shareholders. The Representative shall have the right to agree to any further modifications to the Deferred Underwriting Fee on behalf of the Underwriters and any decisions relating to such modifications shall be made exclusively by the Representative on behalf of the Underwriters. For the avoidance of doubt, the obligations of each Underwriter under this Agreement shall be fully satisfied upon the payment of the purchase price for the Units purchased by such Underwriter on the Closing Date or Option Closing Date without any further conditions except for those set forth above and below. Notwithstanding anything to the contrary in this Agreement, each Underwriter may at any time prior to the initial Business Combination and in its sole and absolute discretion, by written notice to the Company, elect to forfeit any right or claim to its portion of the Deferred Underwriting Fee, in which case the Company and the Representative agree to instruct the Trustee not to pay such Underwriter such forfeited portion of the Deferred Underwriting Fee upon the occurrence of the initial Business Combination. For the avoidance of doubt, any such election by an Underwriter shall be without prejudice to any right or claim of any other Underwriter to its respective portion of the Deferred Underwriting Fee or to any other right such Underwriter may have under this Agreement.

Section 1.2 Qualified Independent Underwriter. The Company hereby confirms its engagement of Clear Street LLC (“Clear Street”) and Clear Street hereby confirms its agreement with the Company to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the Rules of the Financial Industry Regulatory Authority (“FINRA”) with respect to the Offering. For the avoidance of doubt, the Company is not issuing and selling any Units to Clear Street in connection with the Offering and this Agreement. Clear Street, solely in its capacity as the “qualified independent underwriter” with respect to the Offering, and not otherwise, is referred to herein as the “QIU.” Clear Street hereby consents to the reference to it as set forth under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus (as defined below) and any amendment or supplement thereto. Clear Street will be paid a fee of 50,000 representative shares as described in Section 1.4 below.

Section 1.3 Over-Allotment Option.

1.3.1 Grant of Option. The Representative shall have the option (the “Over-Allotment Option”) to purchase, on behalf of the several Underwriters, all or less than all of an additional 1,500,000 units of the Company (the “Option Units”) solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall, at the Representative’s election, be purchased for each account of the several Underwriters in the same proportion as the number of Firm Units set forth opposite such Underwriter’s name on Schedule A hereto (subject to adjustment by the Representative to eliminate fractions). Such Option Units shall be identical in all respects to the Firm Units. The Firm Units and the Option Units are hereinafter collectively referred to as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid for each Option Unit (net of discounts and commissions) will be $10.00 per Option Unit. The Option Units shall be offered to the public at the Public Offer Price and to certain dealers selected by the Representative at a price that represents a concession not in excess of the Selling Concession.

1.3.2 Exercise of Option. The Over-Allotment Option may be exercised by the Representative, on behalf of the several Underwriters, as to all or any part of the Option Units at any time and from time to time within forty-five (45) days after the Effective Date (as defined in Section 2.1.1 below). The Representative will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option. The Over-Allotment Option may be exercised by oral notice from the Representative to the Company, which must be confirmed in accordance with the notice provisions of Section 10.1 herein, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, if other than the Closing Date, which date shall not be earlier than the Closing Date or later than ten (10) full Business Days after the date of the notice (the “Option Closing Date”), at the offices of the Representative, or at such other time and place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the several Underwriters, and, subject to the terms and conditions set forth herein, the several Underwriters will become obligated to purchase, the number of Option Units specified in such notice in the same proportion as the number of Firm Units set forth opposite each Underwriter’s name on Schedule A hereto.

1.3.3 Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $10.00 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery of certificates representing the Option Units (in form and substance satisfactory to the Representative), or through the facilities of DTC for the account of the Underwriters. The Option Units shall be registered in such names and in such authorized denominations as the Representative may request in writing at least one (1) Business Day prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the Representative to examine and package the Option Units for delivery at least one (1) full Business Day prior to the Closing Date or the Option Closing Date, as the case may be.

Section 1.4 Representative Shares. The Company agrees to issue to the Representative and QIU (and/or their designees) an aggregate of 100,000 Class A Ordinary Shares on the Closing Date (or 115,000 with the additional 15,000 Representative Shares payable to the Representative if the over-allotment option is exercised in full) whereby 50,000 Class A Ordinary Shares (or up to 65,000 Class A Ordinary Shares if the over-allotment option is exercised in full) shall be issued to the Representative and 50,000 Class A Ordinary Shares to Clear Street LLC (collectively, the “Representative Shares”). Delivery of the Representative Shares shall be made on the Closing Date. The Company shall deliver to the Representative (and/or its designees) in the form of book-entry the Representative Shares in the name or names and in such authorized denominations as the Representative may request. The Representative has agreed not to transfer, assign, or sell, pledge, or hypothecate any such Representative Shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until 180 days from the commencement of sales of the Offering pursuant to FINRA Rule 5110(e)(1), except that (i) the Representative Shares may be transferred, in whole or in part, to any member participating in the Offering and its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction for the remainder of the one hundred eighty (180) days from the commencement of sales of the Offering; and (ii) the Representative Shares may be transferred back to the Company in a transaction exempt from registration with the Commission, or other exceptions as provided under FINRA Rule 5110(e)(2) (the “FINRA Lockup”). In addition, the Representative has agreed, and will cause any transferee of the Representative Shares to agree, (a) to vote the Representative Shares in favor of any proposed Business Combination; (b) not to propose any amendment to the amended and restated memorandum and articles of association (as amended and restated from time to time, the “Charter Documents”) not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (1) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or the Company’s obligation to redeem one hundred per cent (100%) of the Public Shares if the Company has not consummated a Business Combination within the Completion Window (as defined in the Charter Documents) or (2) with respect to any other material provisions of the Charter Documents relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon effectiveness of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the Trust Account and not previously released to the Company to pay its taxes, if any, which interest shall be net of taxes payable, divided by the number of Public Shares then in issue, subject in all cases to applicable law; (c) not to redeem any shares, including the Representative Shares, into the right to receive cash from the Trust Account in connection with the consummation of a Business Combination or a shareholder vote to amend the Charter Documents in the manner described above; and (d) shall not participate in any liquidating distributions from the Trust Account with respect to the Representative Shares if a Business Combination is not consummated within the Completion Window, although the Representative will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares it holds if the Company fails to complete a Business Combination within the Completion Window.

Section 1.5 Private Placements.

1.5.1 On October 17, 2025, the Company issued to FDB II, a Cayman Islands limited liability company (the “Sponsor”), 7,392,857 Class B Ordinary Shares (“Founder Shares”), for an aggregate purchase price of $25,000 in a private placement intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). On July 20, 2026, the Sponsor surrendered 2,464,286 Founder Shares it held for no consideration, leaving the Sponsor with 4,928,571 Founder Shares for an aggregate purchase price of $25,000, resulting in a purchase price of approximately $0.005 per share (if the over-allotment option is exercised in full). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the sale of the Founder Shares. The Founder Shares shall be held in escrow and subject to restrictions on transfer as set forth in the Registration Statement. The Sponsor shall have no right to any liquidating distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate any proposed merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination involving the Company with one or more businesses or entities (“Business Combination”) within the Completion Window except with respect to any funds held outside of the Trust Account remaining after payment of all fees and expenses. The Sponsor shall not have redemption rights with respect to the Founder Shares nor shall it be entitled to sell such Founder Shares to the Company in any tender offer in connection with a proposed Business Combination. To the extent that the Over-allotment Option is not exercised by the Underwriters in full or in part, up to 642,857 of the Founder Shares shall be forfeited in an amount necessary to maintain the 30% ownership interest in the Ordinary Shares of the Sponsor, officers, directors and advisors of the Company after giving effect to the Offering and exercise, if any, of the Underwriters’ Over-allotment Option (and excluding the Representative Shares and the Class A Ordinary Shares underlying the Private Placement Units (defined below)).

1.5.2 Simultaneously with the Closing Date, the Sponsor and/or its designees will purchase from the Company, pursuant to the Private Units Purchase Agreement (as defined in Section 2.24.2 below) in a private placement (the “Private Placement”) intended to be exempt from registration under the Act, an aggregate of 105,000 units (“Private Placement Units”) (whether or not the Over-Allotment Option is exercised), each consisting of one Class A Ordinary Share (the “Private Shares”), one right (each, a “Private Right” and collectively, the “Private Rights”), with each right entitling the holder to receive one-quarter (1/4) of one Class A Ordinary Share upon the consummation by the Company of the initial Business Combination and one redeemable warrant (each, “Private Warrant” and collectively, the “Private Warrants”), with each warrant entitling the holder to purchase one Class A Ordinary Share for $11.50 per share. The terms of the Private Units are as described in the Prospectus (as defined in Section 2.1.1 below). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Private Placement or the sale of the Private Placement Units. The Company shall cause to be deposited an amount of additional proceeds from the sale of the Private Placement Units into the Trust Account such that the amount of funds in the Trust Account shall be $10.00 per Public Share sold in the Offering.

1.5.3 The amount of the proceeds of the sale of the Private Placement Units, together with the proceeds of the Offering, shall be used to maintain the amount in trust at $10.00 per Firm Unit sold in the Offering. Additionally, the Sponsor agrees that if the Over-Allotment Option is exercised, all of the proceeds of such Over-Allotment Option will be deposited into the Trust Account such that the amount in trust shall be equal to $10.00 per Class A Ordinary Share sold to the public in the Offering, including as a result of the exercise of any Over-Allotment Option.

Article II

Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters and QIU as of the date hereof as follows:

Section 2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Act. The Company has filed with the Commission a registration statement and any amendments thereto, on Form S-1 (File No. 333-291339), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the registration statement immediately prior to the effectiveness of the registration statement, for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission and effective as of the date hereof (the “Effective Date”), including the prospectus, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations, together with the registration statement filed by the Company pursuant to Rule 462(b) under the Act, if any, registering additional Public Securities (the “Rule 462(b) Registration Statement”), is hereinafter called the “Registration Statement,” provided, that any references herein to the Registration Statement at any given time shall mean such registration statement, as amended, on file with the Commission at such time, including the prospectus, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations, and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means [●] p.m., New York time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated [●], 2026, for distribution by the Underwriters (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Statutory Prospectus” and, together with the information included on Schedule B hereto, the “General Disclosure Package”). Other than the Form 8-A referred to below in Section 2.1.2, together with any correspondence letters between the Company and/or counsel for the Company and the Commission, no other document with respect to the Registration Statement has been filed under the Act with the Commission. All of the Public Securities have been or will be registered under the Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission at [●] p.m., New York time, on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative determines that at the Time of Sale, the General Disclosure Package included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and agrees to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the General Disclosure Package will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A, as amended (File Number 001-[●]), providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Securities, Public Shares, Public Rights and Public Warrants. The registration of the Public Securities, Public Shares, Public Rights and Public Warrants under the Exchange Act has been declared effective by the Commission on or prior to the date hereof.

Section 2.2 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any foreign or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Statutory Prospectus or the Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

Section 2.3 Disclosures in Registration Statement.

2.3.1 10b-5 Representation. At the Effective Date (or at the effective time of any post-effective amendment to the Registration Statement subsequent to the Effective Date) and at all times subsequent thereto up to the Closing Date, the Registration Statement, the Statutory Prospectus, and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. At the Effective Date and at the Time of Sale, the Registration Statement did not, and on the Closing Date it will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the Time of Sale, the General Disclosure Package does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however that the representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with, written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the General Disclosure Package, or Prospectus, or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the following (the “Underwriter Information”): the names of the Underwriters, the subsection titled and “Selling Restrictions” included in the section captioned and the subsection titled “Determination of Offering Price” in the section captioned “Underwriting (Conflicts of Interest)”.

2.3.2 Disclosure of Agreements. The agreements and documents described in the Registration Statement, the General Disclosure Package, and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the General Disclosure Package, or the Prospectus, or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party, or by which its property or business is or may be bound or affected, and that is referred to in the Registration Statement or attached as an exhibit thereto or that is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects, and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in all material respects in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal, and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus.

2.3.4 Regulations. The disclosures in the Registration Statement, the General Disclosure Package, and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

Section 2.4 Changes after Dates in Registration Statement.

2.4.1 No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, except as otherwise specifically stated therein: (i) no event that has occurred that could reasonably be expected to have a Material Adverse Effect (as defined below) on the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the General Disclosure Package, and the Prospectus.

2.4.2 Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

Section 2.5 Independent Accountants. Guangdong Prouden CPAs GP (“Guangdong Prouden”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the General Disclosure Package, and the Prospectus, is an independent registered public accounting firm as required by the Act, the Regulations, and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, Guangdong Prouden is duly registered and in good standing with the PCAOB. Guangdong Prouden has not, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

Section 2.6 Financial Statements; Statistical Data.

2.6.1 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the General Disclosure Package, and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectus. The Registration Statement, the General Disclosure Package, and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus in accordance with Regulation S-X of the Regulations which have not been included as so required.

2.6.2 Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package, and/or the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

Section 2.7 Authorized Capital; Options. etc. The Company had at the date or dates indicated in each of the Registration Statement, the General Disclosure Package, and the Prospectus, as the case may be, duly authorized, issued, and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus. Based on the assumptions stated in the Registration Statement, the General Disclosure Package, and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

Section 2.8 Valid Issuance of Securities, etc.

2.8.1 Outstanding Securities. All issued and outstanding securities of the Company issued prior to the Offering and Private Placement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding securities of the Company issued prior to the Offering and Private Placement conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package, and the Prospectus. All offers, sales, and any transfers of the outstanding securities of the Company issued prior to the transactions contemplated by this Agreement were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements (based in part on the representations and warranties of the purchasers of the securities of the Company issued prior to the Offering and Private Placement).

2.8.2 Public Securities. The Public Securities, the Public Shares, the Public Warrants, the Public Rights and the Class A Ordinary Shares underlying the Public Warrants and the Public Rights, have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities, the Public Shares, the Public Warrants, the Public Rights and the Class A Ordinary Shares underlying the Public Warrants and the Public Rights are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities, the Public Shares, the Public Warrants, the Public Rights and the Class A Ordinary Shares underlying the Public Warrants and the Public Rights, has been duly and validly taken. The Public Securities, the Public Shares, the Public Warrants, the Public Rights and the Class A Ordinary Shares underlying the Public Warrants and the Public Rights, conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package, and the Prospectus, as the case may be.

2.8.3 Private Placement Units. The Private Placement Units, the Private Shares, the Private Warrants, the Private Rights and the Class A Ordinary Shares underlying the Private Warrants and the Private Rights, have been duly authorized and reserved for issuance and when issued and paid for in accordance with the Private Units Purchase Agreement will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Private Placement Units, the Private Shares, the Private Warrants, the Private Rights and the Class A Ordinary Shares underlying the Private Warrants and the Private Rights, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Private Placement Units, the Private Shares, the Private Warrants, the Private Rights and the Class A Ordinary Shares underlying the Private Warrants and the Private Rights, has been duly and validly taken. The Private Placement Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package, and the Prospectus, as the case may be.

2.8.4 Representative Shares. The Representative Shares have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Representative Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representative Shares has been duly and validly taken. The Representative Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be.

2.8.5 No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities, the Public Shares, the Public Warrants and the Private Rights pursuant to the Registration Statement, or the Private Placement Units in the Private Placement.

Section 2.9 Registration Rights of Third Parties. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

Section 2.10 Validity and Binding Effect of Agreements. This Agreement, the Insider Letter (as defined in Section 2.24.1 below), the Trust Agreement, the Private Units Purchase Agreement (as defined in Section 2.24.2), the Founder Share Subscription Agreement (as defined in Section 2.24.3) the Services Agreement (as defined in Section 2.24.6 below), the Warrant Agreement (as defined in Section 2.24.8), the Rights Agreement (as defined in Section 2.24.9 below), and the Registration Rights Agreement (as defined in Section 2.24.5 below) (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company, and, when executed and delivered by the Company and the other parties thereto, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.11 No Conflicts etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions therein contemplated, and the compliance by the Company with the terms thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant, or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Company’s Charter Documents; or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, business or assets, except such violation or breach that would not reasonably be expected to have a Material Adverse Effect.

Section 2.12 No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

Section 2.13 Corporate Power; Licenses; Consents.

2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the General Disclosure Package, and the Prospectus. The disclosures in the Registration Statement, the General Disclosure Package, and the Prospectus concerning the effects of foreign, federal, state, and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since its formation and except as described in the Registration Statement, the Company has conducted no business and has incurred no liabilities other than in connection with its formation and in furtherance of the Offering.

2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals, and orders required in connection therewith have been obtained. No consent, authorization, or order of, and no filing with, any court, government agency, or other body, foreign or domestic, is required for the valid issuance, sale, and delivery, of the Public Securities, the Public Shares, the Public Warrants, the Private Rights, the Private Placement Units, the Private Shares, the Private Warrants, the Private Rights, the Founder Shares and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the General Disclosure Package, and Prospectus, except with respect to applicable foreign, federal, and state securities laws, the rules of the New York Stock Exchange and the rules and regulations promulgated by FINRA.

Section 2.14 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed immediately prior to the initial filing of the Registration Statement and provided to the Representative (the “Questionnaires”) by each of the Company’s officers, directors, 5% beneficial owners, and owners of unregistered securities acquired within the past 180 days (the “Respondents”), as such Questionnaires may have been updated from time to time and confirmed by each of the Respondents, as well as the biographies previously provided to the Representative, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

Section 2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation, or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any of the Respondents, which has not been disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus.

Section 2.16 Good Standing. The Company has been duly incorporated and is validly existing as an exempted company and is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, assets, business, operations or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

Section 2.17 No Consideration of a Business Combination. Prior to the date hereof, neither the Company nor any Respondent has, and as of the Closing Date, the Company and such Respondents will not have: (a) had any specific Business Combination under consideration; or (b) directly or indirectly, contacted any prospective target business which the Company may seek to acquire (each, a “Target Business”) or had any substantive discussions, formal or otherwise, with respect to effecting any potential Business Combination with the Company.

Section 2.18 Transactions Affecting Disclosure to FINRA.

2.18.1 To the Company’s knowledge, all information contained in the questionnaires (the “FINRA Questionnaires”) completed by each of the Respondents and provided to the Representative, as such FINRA Questionnaires may have been updated from time to time and confirmed by each of the Respondents, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the FINRA Questionnaires to become inaccurate and incorrect.

2.18.2 Except as described in the Registration Statement, the General Disclosure Package, and the Prospectus, there are no claims, payments, arrangements, agreements, or understandings relating to the payment of a finder’s, consulting, or origination fee by the Company or any Respondent with respect to the sale of the Public Securities, the Public Shares, the Public Warrants and the Public Rights hereunder or any other arrangements, agreements, or understandings of the Company or, to the Company’s knowledge, any Respondent that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.3 Except as described herein or in the Registration Statement, the General Disclosure Package, and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities, or otherwise) to: (i) any person, as a finder’s fee, consulting fee, or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any “participating member as defined in FINRA Rule 5110(j)(15) (“Participating Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period prior to the initial filing date of the Registration Statement with the Commission.

2.18.4 To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent is a Participating Member or a person associated or affiliated with a Participating Member.

2.18.5 To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent is an owner of stock or other securities of any Participating Member (other than securities purchased in the open market).

2.18.6 To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no Respondent has made a subordinated loan to any Participating Member.

2.18.7 No proceeds from the sale of the Public Securities, the Public Shares, the Public Warrants and the Public Rights (excluding underwriting compensation) will be paid to any Participating Member, or any persons associated or affiliated with a Participating Member, except as specifically authorized herein.

2.18.8 To the Company’s knowledge, except as set forth in the FINRA Questionnaires, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement with the Commission has any relationship or affiliation or association with any Participating Member.

2.18.9 Except with respect to the conflict of interest involving the Representative (as defined by the FINRA Rules) described in the Registration Statement, the General Disclosure Package, and the Prospectus, to the Company’s knowledge, no Participating Member in the Offering has a conflict of interest (as defined by FINRA rules) with the Company.

2.18.10 Except with respect to the Representative in connection with the Offering and as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission, which arrangement or agreement provides for the receipt of any “underwriting compensation” as defined in FINRA Rule 5110.01 from the Company to a Participating Member.

Section 2.19 Taxes.

2.19.1 There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities, the Public Shares, the Public Warrants and the Public Rights.

2.19.2 The Company has filed all U.S. federal, state, and local, and non-U.S., tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine, or penalty levied against it, to the extent that any of the foregoing is due and payable.

Section 2.20 Foreign Corrupt Practices Act. Neither the Company nor any of the Respondents or any other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding; (ii) if not done in the past, might reasonably be expected to have had a Material Adverse Effect or (iii) if not continued in the future, might reasonably be expected to materially and adversely affect the assets, business, or operations of the Company. The foregoing includes, without limitation, giving or agreeing to give any money, gift, or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company’s internal accounting controls and procedures are sufficient in all material respects to cause the Company to comply with the FCPA.

Section 2.21 Currency and Foreign Transactions Reporting Act. The operations of the Company have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit, or proceeding by or before any court or governmental agency, authority, body, or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 2.22 Bank Secrecy Act Money Laundering; Patriot Act. Neither the Company nor, to the Company’s knowledge, any Respondent, has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

Section 2.23 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to its counsel shall be deemed a representation and warranty by the Company to the Underwriters and QIU as to the matters covered thereby.

Section 2.24 Agreements with Company Affiliates and Others.

2.24.1 Insider Letter. The Company has caused to be duly executed legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification contribution provision may be limited under foreign, federal, and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) in the form filed as an exhibit to the Registration Statement (the “Insider Letter”), pursuant to which each of the Respondents agrees to certain matters, including but not limited to, the voting of the Ordinary Shares of the Company held by them and certain matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the General Disclosure Package, and Prospectus.

2.24.2 Private Units Purchase Agreement. The Sponsor has executed and delivered a unit purchase agreement, the form of which is filed as an exhibit to the Registration Statement (the “Private Units Purchase Agreement”), pursuant to which the Sponsor has agreed, among other things, to purchase the Private Placement Units on the Closing Date. Pursuant to the Private Units Purchase Agreement, the Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account as described in such Private Units Purchase Agreement.

2.24.3 Founder Share Subscription Agreement. The Sponsor has executed and delivered a subscription agreement (including all amendments to the date hereof), which is filed as an exhibit to the Registration Statement (the “Founder Share Subscription Agreement”), pursuant to which the Sponsor purchased the Founder Shares.

2.24.4 Non-Competition/Solicitation. To the Company’s knowledge, no Respondent is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect such Respondent’s ability to be and act in the capacity of a director or officer of the Company, as applicable.

2.24.5 Registration Rights Agreement. The Company, the Representative, the holders of Founder Shares and the holders of the Private Placement Units have entered into a registration rights agreement (“Registration Rights Agreement”), substantially in the form filed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to such securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.24.6 Administrative Services. The Company has entered into an agreement (“Services Agreement”) with the Sponsor, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Sponsor will make available to the Company, on the terms and subject to the conditions set forth therein, office space, utilities and secretarial and administrative support for $10,000 per month payable until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account.

2.24.7 Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the funds held in the Trust Account may be released under limited circumstances. The Trust Agreement shall not be amended, modified, or otherwise changed in any way that modifies the rights or obligations of the Company without the prior written consent of the Representative.

2.24.8 Warrant Agreement. The Company has entered into a warrant agreement with respect to the Public Warrants to be issued as part of the Public Securities and the Private Warrants to be issued as part of the Private Placement Units with Odyssey, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.24.9 Rights Agreement. The Company has entered into a rights agreement with respect to the Rights to be issued as part of the Public Securities with Odyssey, substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

2.24.10 Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $350,000, as described in the Registration Statement (the “Insider Loan”). The Insider Loan will not bear any interest and will be repayable by the Company upon the consummation of the Offering.

Section 2.25 Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (“Investment Company Act”)) of the Company’s total assets (exclusive of cash items and “Government Securities,” as defined in Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than Government Securities.

Section 2.26 Investment Company Act. The Company is not required, and upon the issuance and sale of the Public Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

Section 2.27 Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust, or other business entity.

Section 2.28 Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Respondent, on the one hand, and any customer or supplier of the Company or any Respondent, on the other hand, which is required by the Act, the Exchange Act, or the Regulations to be described in the Registration Statement, the General Disclosure Package, and the Prospectus, which is not so described. There are no outstanding loans, advances, or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

Section 2.29 No Influence. The Company has not offered, or caused the Representative to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

Section 2.30 Sarbanes-Oxley. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

Section 2.31 NYSE Eligibility. As of the Effective Date, the Public Securities, the Public Shares, the Public Warrants and the Public Rights have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance and evidence of satisfactory distribution. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, NYSE rules.

Section 2.32 Board of Directors. As of the Effective Date, the board of directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Statutory Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with SOX and the rules promulgated thereunder and the rules of NYSE that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under SOX and the rules promulgated thereunder and the rules of NYSE.

Section 2.33 Emerging Growth Status. From the date of the Company’s formation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

Section 2.34 Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule C hereto. As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors within the meaning of Section 5(d) of the Act, and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

Section 2.35 Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

Section 2.36 Definition of “Knowledge”. As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the Company’s executive officers and directors, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

Article III

Covenants of the Company.

The Company covenants and agrees as follows:

Section 3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

Section 3.2 Federal Securities Laws.

3.2.1 Compliance. During the time when a prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations, and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the General Disclosure Package and/or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the General Disclosure Package and Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the General Disclosure Package and Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2 Filing of Final Prospectus. The Company will promptly file the Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3 Exchange Act Registration. For a period of five years from the Effective Date (except in connection with a going private transaction), or until such earlier time upon which the Trust Account is to be liquidated if a Business Combination has not been consummated as required by its Charter Documents (the “Termination Date”), the Company (i) will use its best efforts to maintain the registration of the Public Securities, the Public Shares, the Public Warrants and the Public Rights and (ii) will not deregister the Public Securities, the Public Shares, the Public Warrants or the Public Rights under the Exchange Act without the prior written consent of the Representative.

3.2.4 Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act.

3.2.5 Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of SOX and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

Section 3.3 Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the earlier of five years after the consummation of the Company’s initial Business Combination, or the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date.

Section 3.4 Delivery of Materials to Underwriters. The Company will deliver to the each of the Underwriters, without charge and from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Statutory Prospectus, the Prospectus, and all amendments and supplements to such documents as such Underwriters may reasonably request.

Section 3.5 Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the General Disclosure Package, or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the General Disclosure Package, and Prospectus in order to make the statements therein, (with respect to the Prospectus and the General Disclosure Package and in the light of the circumstances under which they were made), not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

Section 3.6 Review of Financial Statements. Until the earlier of five years from the Effective Date or until the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

Section 3.7 Affiliated Transactions.

3.7.1 Business Combinations. The Company will not consummate a Business Combination with an entity that is affiliated with any Respondent unless, in each case, (i) the Company obtains an opinion from an independent investment banking firm or another independent firm that commonly renders fairness opinions on the type of target business the Company is seeking to acquire that the Business Combination is fair to the Company from a financial point of view and (ii) a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.7.2 Compensation. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus and as provided for otherwise herein and in the Insider Letter, the Company shall not pay any Respondent or any of their affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, either this Offering or the Business Combination.

Section 3.8 Investor Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain an investor relations firm with the expertise necessary to assist the Company both before and after the consummation of the Business Combination.

Section 3.9 Reports to the Representative.

3.9.1 Periodic Reports, etc. For a period of five years from the Effective Date or until the Termination Date or such earlier time upon which the Company is required to be liquidated and dissolved, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and shall promptly furnish to the Representative: (i) a copy of each periodic report the Company is required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K and any Schedules 13D, 13G, 14D-1, or 13E-4 received or prepared by the Company; (iv) five copies of each registration statement filed by the Company with the Commission under the Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2 Transfer Agent and Warrant Agent. For a period of five years following the Effective Date or until the Termination Date or such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent and warrant agent reasonably acceptable to the Representative. Odyssey is acceptable to the Representative and the Underwriters.

Section 3.10 Payment of Expenses. The Company agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, or such later date as may be agreed to by the Representative in its sole discretion, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing, and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Statutory Prospectus, and the final Prospectus and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance, and delivery of the Firm Units and Option Units, including any transfer or other taxes payable thereon; (iii) NYSE filing fees or, if necessary, the qualification of the Public Securities under state or foreign securities or Blue Sky laws; (iv) fees incurred in registering the Offering with FINRA; (v) fees and disbursements of the transfer agent, right agent and warrant agent; (vi) all costs and expenses of the Company associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including, without limitation, all travel, food and lodging expenses associated with such trips incurred by the Company or such management; (vii) any Selling Concession; and (viii) all other reasonable out of pocket costs and expenses, including reimbursement of certain expenses of the Representative, agreed to in writing in advance incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10; provided that the amount of expenses of the Representative, including legal fees (up to $100,000) and due diligence and background check fees, to be reimbursed by the Company shall not exceed $100,000 in total and shall be payable as set forth in the funds flow memorandum agreed among the parties. If the Offering is consummated, the Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to the Closing Date) to be paid by the Company to the Representative and others.

Section 3.11 Application of Net Proceeds. The Company will apply the net proceeds from this Offering received by it in a manner substantially consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

Section 3.12 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

Section 3.13 Notice to FINRA.

3.13.1 Assistance with Business Combination. For a period of sixty (60) days following the date hereof, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a Business Combination candidate or to provide any similar Business Combination-related services, the Company will provide the following information (the “Business Combination Information”) to the Representative: (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the Business Combination-related services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in FINRA Rule 5110. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting shareholder approval for the Business Combination. Upon the Company’s delivery of the Business Combination Information to the Representative, the Company hereby expressly authorizes the Representative to provide such information directly to FINRA, if required, as a result of representations the Representative has made to FINRA in connection with the Offering.

3.13.2 Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify the Representative.

Section 3.14 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, officers, directors, or shareholders has taken or will take, directly or indirectly, (without the consent of the Representative) any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

Section 3.15 Internal Controls. From and after the Closing Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.16 Accountants. For a period of five years from the Effective Date or until the Termination Date or such earlier time upon which the Trust Account is required to be liquidated, the Company shall retain Guangdong Prouden or other independent public accountants reasonably acceptable to the Representative.

Section 3.17 Form 8-Ks. The Company has retained Guangdong Prouden to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. If the Over-Allotment Option has not been exercised on the Effective Date (and is exercised subsequent to the Effective Date), the Company will also file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information of the Company to reflect the exercise and consummation of the Over-Allotment Option.

Section 3.18 FINRA. Until the Option Closing Date, if any, the Company shall advise the Representative if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Participating Member.

Section 3.19 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

Section 3.20 Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as set forth in the Trust Agreement as in effect on the date hereof and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not be required to register as an “investment company” under the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding, or trading securities.

Section 3.21 Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Closing Date; provided that in no event shall the Company be prohibited from issuing any press release or engaging in any other publicity required by law.

Section 3.22 Insurance. The Company will maintain directors’ and officers’ insurance (including, without limitation, insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, the Regulations and any applicable foreign securities laws).

Section 3.23 Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at the Company’s expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Representative in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Public Securities for at least the period during which a Prospectus relating to the Public Securities is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the Effective Date an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Public Securities is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

Section 3.24 Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

Section 3.25 Amendment to Agreements. The Company shall not amend, modify or otherwise change the Warrant Agreement, the Rights Agreement, the Trust Agreement, the Registration Rights Agreement, the Private Units Purchase Agreement, the Services Agreement or the Insider Letter without the prior written consent of the Representative, which will not be unreasonably withheld or delayed.

Section 3.26 NYSE Maintenance. Until the consummation of a Business Combination, the Company will use its commercially reasonable efforts to maintain the listing of the Public Securities, Public Shares, Public Rights and Public Warrants by NYSE or any other national stock exchange.

Section 3.27 Private Placement Proceeds. On the Closing Date, the Company shall cause to be deposited from the proceeds of the Private Placement into the Trust Account an amount such that the amount of the funds in the Trust Account shall be $10.00 per Public Share sold in the Offering.

Section 3.28 Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued Class A Ordinary Shares which are issuable pursuant to the Public Warrants, the Public Rights, Private Placement Units, the Private Warrants, the Private Rights and the warrants and rights that are components of the units issuable upon conversion of any working capital loans as disclosed in the Prospectus outstanding from time to time.

Section 3.29 Testing-the-Waters Communications. If at any time following the distribution of any written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly (i) notify the Representative so that use of the written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

Section 3.30 Distributions from Trust Account. The Company agrees that the Trust Agreement shall provide that the Company is required to obtain a written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account from the Trust Account, prior to commencing any liquidation of the assets of the Trust Account in connection with the consummation of any Business Combination, and such provision of the Trust Agreement shall not be permitted to be amended without the prior written consent of the Representative.

Section 3.31 Right of First Refusal. The Company agrees that if the Firm Units are sold in accordance with the terms of this Agreement, the Company shall grant the Representative the right of first refusal to act as the sole investment banker, sole book runner, and/or sole placement agent, at the Representative’s sole discretion, for any and all future public and private equity, equity linked and debt offerings of the Company, or any successor to or any subsidiary of the Company (each, a “Subject Transaction”). The right of first refusal shall commence as of the date of the Closing and terminate on the twelve (12) month anniversary date of the Closing. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the Registration Statement or the termination date of the engagement between the Company and the Representative. For the avoidance of doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

Article IV

Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

Section 4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Effective Date shall be not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date and at each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

4.1.2 FINRA Clearance. By the Effective Date, the Representative shall have received a letter of no objections from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 No Commission Stop Order. At the Closing Date and at the Option Closing Date, if any, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

4.1.4 NYSE Listing. The Public Securities, Public Shares, Public Warrants and the Public Rights shall have been approved for listing on NYSE, subject to official notice of issuance and evidence of satisfactory distribution.

Section 4.2 Company Counsel Matters.

4.2.1 Opinion of Company Counsel. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion (along with a negative assurance letter) of Paul Hastings LLP, counsel to the Company, addressed to the Representative as the representative for the several Underwriters and in form mutually agreed to by the Company and the Representative.

4.2.2 Reliance. In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.2.3 Opinion of Cayman Islands Counsel. On each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received the favorable opinion of Mourant Ozannes (Cayman) LLP, counsel to the Company as to the laws of the Cayman Islands, addressed to the Representative as the representative for the several Underwriters and in form mutually agreed to by the Company and the Representative.

Section 4.3 Cold Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative as the representative for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representative from Guangdong Prouden dated, respectively, as of the date of this Agreement and as of the Closing Date and Option Closing Date, if any:

4.3.1 Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.3.2 Stating that in their opinion the financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

4.3.3 Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus; or (b) at a date immediately prior to the Effective Date, Closing Date or Option Closing Date, if any, as the case may be, there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the October 9, 2025 balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from October 9, 2025 to a specified date immediately prior to the Effective Date Closing Date or Option Closing Date, if any, as the case may be, there were any changes in revenues, net earnings (losses), or net earnings (losses) per Ordinary Share, in each case as compared with the Statement of Operations for the period from October 9, 2025 (inception) to December 31, 2025 included in the Registration Statement, or, if there was any such change, setting forth the amount of such change;

4.3.4 Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Statutory Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

4.3.5 Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

Section 4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. As of each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board, Chief Executive Officer, or Chief Financial Officer (in their capacities as such), to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date or the Option Closing Date, as the case may be, and that the conditions set forth in this Section 4 have been satisfied as of such date and that, as of Closing Date or the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2 Officer’s Certificate. As of each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying: (i) that the Charter Documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and NYSE; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

Section 4.5 No Material Changes. Prior to each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package, and Prospectus; (ii) no action, suit, or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Respondent before or by any court or foreign, federal, or state commission, board, or other administrative agency wherein an unfavorable decision, ruling, or finding may have a Material Adverse Effect on the business, operations, prospects, or financial condition or income of the Company, except as set forth in the Registration Statement, the General Disclosure Package, and Prospectus; (iii) no stop order shall have been issued under the Act against the Company and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the General Disclosure Package, and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the General Disclosure Package, or the Prospectus, or any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the General Disclosure Package and Prospectus, in the light of the circumstances under which they were made), not misleading.

Section 4.6 Delivery of Agreements and Securities. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents.

Section 4.7 Private Placement Units. On the Closing Date, the Private Placement Units have been purchased as provided for in the Private Units Purchase Agreement, and the requisite portion of the purchase price for such securities specified in this Agreement shall be deposited into the Trust Account.

Article V

Disclosure, Indemnification and Contribution.

Section 5.1 Indemnification.

5.1.1 Indemnification of the Underwriters. The Company agrees to indemnify, defend and hold harmless each Underwriter, the QIU, and their respective partners, directors, officers, employees, members and agents, any person who controls any Underwriter or QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter or QIU, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation and the fees and disbursements of counsel chosen by the Representative) whatsoever, as incurred, which, jointly or severally, any Underwriter or QIU or any such person may incur insofar as such loss, damage, expense, liability or claim arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or arises out of, relates to or is based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was required to be stated in the Registration Statement or was necessary to make the Underwriter Information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Written Testing-the-Waters Communication, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in any information provided to investors by, or with the approval of, the Company, including, without limitation, any investor presentations, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction or NYSE to qualify any or all of the Public Securities under the securities laws thereof, or arises out of, relates to or is based on any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information, which material fact was not contained in the Underwriter Information and which material fact was necessary in order to make the statements in the Underwriter Information, in the light of the circumstances under which they were made, not misleading.

5.1.2 Indemnification of the Company. Each Underwriter and QIU, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, the Company or any such person may incur insofar as such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information concerning such Underwriter furnished in writing by such Underwriter or QIU to the Representative for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representative for delivery to the Company expressly for use in, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was necessary in order to make the statements in such Underwriter Information, in the light of the circumstances under which they were made, not misleading.

5.1.3 Procedure. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any party required to provide indemnification under this Agreement (as applicable, the “indemnifying party”) such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission or failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve such indemnifying party from any liability which it may have otherwise than under this Section 5. In the case of parties indemnified pursuant to Section 5.1.1 counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 5.1.2, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall any indemnifying party be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding or Proceedings. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party. The Company agrees promptly to notify the Underwriters of the commencement of any Proceeding against it and against any of the Company’s directors or officers in connection with the sale and delivery of the Public Securities or with the Registration Statement, any Preliminary Prospectus or the Prospectus.

Section 5.2 Contribution. If the indemnification provided for in Section 5.1 is unavailable to an indemnified party under the applicable subsections above or insufficient to hold an indemnified party harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Public Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Public Securities (net of underwriting discounts (as set forth in Sections 1.1.1 and 1.3.1 above) received by the Underwriters but before deducting expenses) received by the Company and the underwriting discounts (as set forth in Sections 1.1.1 and 1.3.1 above) received by the Underwriters bear to the aggregate initial public offering price of the Public Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For purposes of this Section 5.2 each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Underwriter’s partners, directors, officers, employees, members, agents and affiliates shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.2. Notwithstanding the provisions of this Section 5.2, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts (as set forth in Sections 1.1.1 and 1.3.1 above) received by such Underwriter in connection with Public Securities underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 5.2 are several in proportion to their respective underwriting commitments and not joint. The QIU, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount in excess of the amount the compensation received by the QIU for acting in such capacity exceeds the amount of any damage which the QIU has otherwise been required to pay by reason of the QIU’s acting in such capacity in connection with the offering contemplated by this Agreement. In no event shall the QIU have any liability for any other role beyond the amount stated in the immediately preceding sentence.

Section 5.3 QIU Indemnification. Without limitation and in addition to its obligation under the other subsections of this Section 5, the Company agrees to indemnify and hold harmless QIU, in its capacity as the QIU, its directors, officers, agents, partners, members and employees and each controlling person from and against any and all loss, liability, claim, damage and expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121 of the Rules of FINRA) in connection with the Offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU. Notwithstanding the indemnification set forth in this 5.3, QIU will undertake liability under Section 11 of the Exchange Act for acting as a qualified independent underwriter in connection with this Offering in compliance with FINRA Rule 5121(f)(12)(C).

Article VI

Default by an Underwriter.

Section 6.1 Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

Section 6.2 Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representative may, in its discretion, arrange for it or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representative does not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10, 5 and 10.3 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

Section 6.3 Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

Article VII

Additional Covenants.

Section 7.1 Additional Shares or Options. Except as described in the Registration Statement, the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Class A Ordinary Shares or any options or other securities convertible into the Class A Ordinary Shares or any preference shares which participate in any manner in the Trust Account or which vote on a Business Combination or any amendment to the Company’s Charter Documents that would affect the rights granted to Public Shareholders.

Section 7.2 Trust Account Waiver Acknowledgments. The Company hereby agrees that, prior to commencing its due diligence investigation of any Target Business or obtaining the services of any vendor, it will use its best efforts to have such Target Business or vendor acknowledge in writing, whether through a letter of intent, memorandum of understanding, agreement in principle, or other similar document (and subsequently acknowledge the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus, and understands that the Company has established the Trust Account, initially in an amount of $100,000,000 for the benefit of the Public Shareholders and that the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s Business Combination; (2) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Company’s Charter Documents (i) to modify the substance or timing of the Company’s obligation to allow redemptions of the Public Shares in connection with the Business Combination or to redeem 100% of the Public Shares if the Company has not consummated the Business Combination within the Completion Window or (ii) with respect to any other material provisions of the Charter Documents relating to shareholders’ rights or pre-Business Combination activity; and (3) the redemption of all of the Public Shares if the Company is unable to complete the Business Combination within the Completion Window, subject in all cases to to applicable law, and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B, respectively.

Section 7.3 Insider Letter. The Company shall not take any action or omit to take any action which would cause a breach of the Insider Letter and will not allow any amendments to, or waivers of, such Insider Letter without the prior written consent of the Representative.

Section 7.4 Tender Offer. Proxy, and Other Information. The Company shall provide the Representative or their counsel (if so instructed by the Representative) with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been provided to the Representative pursuant to this Section.

Section 7.5 Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

Section 7.6 Target Fair Market Value. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the assets held in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of signing the definitive agreement for the Business Combination with such Target Business. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. In accordance with the Charter Documents, in the event the Company seeks to complete a Business Combination either (a) with a Target Business that is Affiliated (as defined in the Charter Documents) with the Sponsor (including any of its members) or any director and/or officer of the Company, or (b) where the Board of Directors of the Company is not able to independently determine that the Target Business meets such fair market value requirement, the Company, or a committee of Independent Directors (as defined in the Charter Documents), will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the Business Combination is fair to the Company from a financial point of view. The Company is not required to obtain such an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

Article VIII

Representations and Agreements to Survive Delivery.

Section 8.1 Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at the Closing Date or Option Closing Date, as applicable, and such representations, warranties, and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh (7th) anniversary of the Closing Date, at which time the representations, warranties and agreements shall terminate and be of no further force and effect. Notwithstanding any other provision herein, Section 1.4 herein shall remain operative and in full force and effect and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters until the expiration of the FINRA Lockup.

Article IX

Effective Date of This Agreement and Termination Thereof.

Section 9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

Section 9.2 Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted or, in the Representative’s sole opinion, will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE, the NYSE American LLC, the Nasdaq Stock Market or the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s sole opinion, make it inadvisable to proceed with the delivery of the Public Securities, (vii) if any of the Company’s representations, warranties or covenants hereunder are materially breached, or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Effect on the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representative’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Representative for the sale of the Public Securities.

Section 9.3 Expenses. In the event that the Offering is not consummated for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out-of-pocket expenses related to the transactions contemplated herein shall be governed by Section 3.10 hereof.

Section 9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

Article X

Miscellaneous.

Section 10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by certified mail (with return receipt), delivered by hand or reputable overnight courier, delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF and shall be deemed given when so mailed, delivered, faxed, or transmitted (or if mailed, five days after such mailing):

If to the Representative, to:

ARC Group Securities LLC

398 S Mill Avenue, Suite 306

Tempe, AZ 85281

Attn: Roger Salazar, Jr., Managing Director

Email: roger.salazar@arc-securities.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

Attn: Darrin M. Ocasio, Esq.

Email: dmocasio@srfc.law

If to the Company, to:

ARC Group Securities Acquisition II

398 Mill Avenue, Suite 306

Tempe, Arizona 85281

Attn: Arham Bin Abdul Rahman, Chief Executive Officer

Email: [●]@arc-securities.com

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

2050 M Street NW

Washington, DC 20036

Attn: Gil Savir; Ryan Brewer

Email: gilsavir@paulhastings.com; ryanbrewer@paulhastings.com

Section 10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

Section 10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

Section 10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

Section 10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the QIU and the Company and the controlling persons, partners, directors, officers, employees, members, agents and affiliates referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

Section 10.6 Governing Law, Venue, etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Company and the Representative hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, New York County under the accelerated adjudication procedures of the Commercial Division, or in the United States District Court for the Southern District of New York, as applicable, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Representative hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon any of the Company or the Representative, respectively, may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative, respectively, in any action, proceeding, or claim. Each of the Company and the Representative agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

Section 10.7 Execution in Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf’, “tif’ or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 10.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

Section 10.9 No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Public Securities and the QIU is acting solely as a “qualified independent underwriter” within the meaning of FINRA Rule 5121, in connection with the Offering. The Company further acknowledges that the Underwriters and the QIU are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters or the QIU act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters or QIU may undertake or have undertaken in furtherance of the offering of the Public Securities, either before or after the date hereof. The Underwriters and the QIU hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Underwriters and the QIU agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters or the QIU to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Public Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters or the QIU with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this instrument shall constitute a binding agreement between us.

Very Truly Yours,

ARC GROUP SECURITIES ACQUISITION II

By:
Name:	Arham Bin Abdul Rahman
Title:	Chief Executive Officer

Agreed to and accepted as of the date first written above:

ARC Group Securities LLC

By:
Name:	Roger Salazar, Jr.
Title:	Managing Director

Schedule A

ARC GROUP SECURITIES ACQUISITION II

10,000,000 Firm Units

Underwriters	Number of Firm Units to be Purchased
ARC Group Securities LLC	[●]
Clear Street LLC	[●]
TOTAL	10,000,000

Schedule B

Pricing Disclosure Package

Number of Firm Units:	10,000,000
Number of Option Units:	1,500,000
Public Offering Price per Firm Unit:	$10.00
Public Offering Price per Option Unit:	$10.00
Underwriting Discount per Firm Unit:	$0.00
Underwriting Discount per Option Unit:	$0.00
Proceeds to Company per Firm Unit (before expenses)	$10,000,000
Proceeds to Company per Option Unit (before expenses):	$10.00

Schedule C

[●]

Exhibit A

Form of Target Business Letter

ARC Group Securities Acquisition II

398 Mill Avenue, Suite 306

Tempe, Arizona 85281

Ladies and Gentlemen:

Reference is made to the Final Prospectus of ARC Group Securities Acquisition II (the “Company”), dated [●], 2026 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $100,000,000, for the benefit of the Public Shareholders, and that the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s Business Combination; (2) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (as amended and restated from time to time, the “Charter Documents”) (i) to modify the substance or timing of the Company’s obligation to allow redemptions of the Public Shares in connection with the Business Combination or to redeem 100% of the Public Shares if the Company has not consummated the Business Combination within the Completion Window (as defined in the Charter Documents) or (ii) with respect to any other material provisions of the Charter Documents relating to shareholders’ rights or pre-Business Combination activity; and (3) the redemption of all of the Public Shares if the Company is unable to complete the Business Combination within the Completion Window, subject in all cases to applicable law.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

Exhibit B

Form of Vendor Letter

ARC Group Securities Acquisition II

398 Mill Avenue, Suite 306

Tempe, Arizona 85281

Ladies and Gentlemen:

Reference is made to the Final Prospectus of ARC Group Securities Acquisition II (the “Company”), dated [●], 2026 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $100,000,000, for the benefit of the Public Shareholders, and that the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s Business Combination; (2) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (as amended and restated from time to time, the “Charter Documents”) (i) to modify the substance or timing of the Company’s obligation to allow redemptions of the Public Shares in connection with the Business Combination or to redeem 100% of the Public Shares if the Company has not consummated the Business Combination within the Completion Window (as defined in the Charter Documents) or (ii) with respect to any other material provisions of the Charter Documents relating to shareholders’ rights or pre-Business Combination activity; and (3) the redemption of all of the Public Shares if the Company is unable to complete the Business Combination within the Completion Window, subject in all cases to applicable law.

For and in consideration of the Company agreeing to use the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor